UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2020

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 Colorado Ave., Suite 230 Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2020, Ontrak, Inc. (the “Company”) terminated an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”), as sales agent or principal (the “Agent“), pursuant to which the Company previously offered and sold shares (the “Shares”) of the Company’s 9.50% Series A Cumulative Perpetual Preferred Stock ($25.00 liquidation preference per share), $0.0001 par value (the “Series A Preferred Stock”) by means of transactions deemed to be an “at the market offering” (“ATM Offering”), as defined in Rule 415 under the Securities Act of 1933, as amended.

The Shares sold in the ATM Offering were issued pursuant to a registration statement on Form S-3 (Registration No. 333-248770) filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2020. In connection with the termination of the Sales Agreement, the Company filed a preliminary prospectus supplement to the prospectus contained in such registration statement to modify the plan of distribution therein to contemplate an underwritten offering of Series A Preferred Stock (the “Underwritten Offering”).

As a result of modifications required to the amendment and consent previously received upon entering into the Sales Agreement to contemplate the Underwritten Offering, on December 14, 2020, the Company entered into a further amendment (the "Fifth Amendment") to the Company’s Note Purchase Agreement originally dated September 24, 2019 (the “Note Agreement”) with Goldman Sachs Specialty Lending Holdings, Inc. and any other purchasers party thereto from time to time (collectively, the “Holders”) governing $45.0 million in aggregate principal amount of the Company’s outstanding senior secured notes (the “2024 Notes“). The Fifth Amendment includes changes intended to permit the Company to issue Series A Preferred Stock in the Underwritten Offering and to pay dividends thereon for the first seven dividend periods following issuance, and permits the issuance of up to $25 million of Series A Preferred Stock in acquisitions allowed under the terms of the Note Agreement.

The Fifth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Fifth Amendment is qualified in its entirety by reference to such exhibit.

Item 7.01	Regulation FD Disclosure.

On December 15, 2020, the Company issued a press release announcing that it had commenced the Underwritten Offering of the Series A Preferred Stock. A copy of that press release is attached as Exhibit 99.1 to this Current Report and incorporated by reference into this Item 7.01.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Note Purchase Agreement between and among the Company and Goldman Sachs Specialty Lending Group, L.P. dated as of December 14, 2020.
99.1	Press Release dated December 15, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONTRAK, INC.

Date: December 15, 2020	By:	/s/ Brandon LaVerne
Brandon LaVerne
Chief Financial Officer